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                                                                   EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-75649 of Alkermes, Inc. on Form S-3 of our report dated May 22, 1998, appearing in the Annual Report on Form 10-K of Alkermes, Inc. for the year ended March 31, 1998, and of our reports dated April 13, 1999, on the historical financial statements of Advanced Inhalation Research, Inc. as of March 31, 1998 and for the period from May 7, 1997 (date of incorporation) through March 31, 1998, and on the supplemental consolidated financial statements of Alkermes, Inc. and subsidiaries as of March 31, 1998 and 1997 and for each of the three years in the period ended March 31, 1998, appearing in Amendment No. 2 to the Current Report on Form 8-K/A dated February 1, 1999 of Alkermes, Inc., and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP



Boston, Massachusetts
May 12, 1999